UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2009

QuantRx Biomedical Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 880-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 5, 2009, QuantRx Biomedical Corporation, a Nevada corporation, and FluoroPharma, Inc., reorganized their relationship by terminating the Investment Agreement and the Amended and Restated Investors’ Rights Agreement (together, the “Investment Agreements”). The termination of these Investment Agreements, dated as of February 17, 2006 and amended from time to time, allowed FluoroPharma to close an equity financing with third party investors.  A more detailed description of the Investment Agreements can be found in QuantRx’ Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2006, and complete and accurate copies of the original Investment Agreements, and related amendments thereto, are attached as Exhibits 10.1, 10.2, 10.3, and 10.6 of QuantRx’ Quarterly Report on Form 10-QSB/A for the period ended March 31, 2006, filed with the SEC on December 1, 2006.

In conjunction with the termination of the Investment Agreements and the additional investment in FluoroPharma, QuantRx agreed to convert all outstanding debt from FluoroPharma, in the aggregate $1,568,567, into 1,148,275 shares of FluoroPharma’s Class A common stock. As a result of these transactions and the third party investment in FluoroPharma, QuantRx’ ownership interest in FluoroPharma’s issued and outstanding capital stock was reduced to approximately 45%, a noncontrolling interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Date: May 11, 2009	By:	/s/ Walter Witoshkin Walter Witoshkin
Chairman and Chief Executive Officer